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Filed with the Securities and Exchange Commission on May 19, 2004

Registration No. 333-115002

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Applied Signal Technology, Inc.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	77-0015491 (I.R.S. employer identification no.)

400 West California Avenue
Sunnyvale, California 94087
(Address of principal executive offices) (Zip code)

Applied Signal Technology, Inc.
2004 Stock Incentive Plan
(Full title of the Plan)

Gary L. Yancey
President, Chief Executive Officer,
and Chairman of the Board
Applied Signal Technology, Inc.
400 West California Avenue
Sunnyvale, California 94087
(Name and address of agent for service)

        Telephone number, including area code, of agent for service: (408) 749-1888.

        This Post-Effective Amendment to the Registration Statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

POST EFFECTIVE AMENDMENT NO.1 TO
FORM S-8 REGISTRATION STATEMENT

        This Post-Effective Amendment No.1 to the Applied Signal Technology, Inc. (the "Company") Registration Statement filed on April 29, 2004 is filed for the purpose of correcting and replacing Exhibit 99.1, the Company's 2004 Stock Incentive Plan.

Item 8.	Exhibits

The following Exhibit 99.1 corrects and replaces in its entirety the Company's 2004 Stock Incentive Plan.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 19, 2004.

APPLIED SIGNAL TECHNOLOGY, INC.
By:	/s/ JAMES E. DOYLE James E. Doyle Vice President of Finance and Chief Financial Officer

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POST EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT
SIGNATURE